EXHIBIT 99.2

INDEPENDENT AUDITORS’ REPORT

To the Members of

Petrodome Energy, LLC

Houston, Texas

We have audited the accompanying consolidated financial statements of Petrodome Energy, LLC (a Texas limited liability company) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

1

To the Members of

Petrodome Energy, LLC

Re: Independent Auditors’ Report

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Petrodome Energy, LLC and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Correction of Error

As discussed in Note 2 to the consolidated financial statements, certain errors resulting in an understatement of amounts previously reported for investment in limited partnership, members’ equity, and net loss, as of and for the years ended December 31, 2016 and 2015, were discovered by management of the Company subsequent to the issuance of the December 31, 2016 consolidated financial statements. Accordingly, amounts reported for investments, members’ equity, and net loss have been restated in the 2016 and 2015 consolidated financial statements now presented to correct the error. Our opinion is not modified with respect to that matter.

/s/ BRIGGS & VESELKA CO.

Houston, Texas

June 28, 2017, except as to Note 2, which is as of September 21, 2017.

2

Petrodome Energy, LLC

Consolidated Financial Statements

For the Years Ended December 31, 2016 and 2015

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PETRODOME ENERGY, LLC CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2016 AND 2015

	As Restated	As Restated
	2016	2015

ASSETS
Current assets
Cash and cash equivalents	$4,238,784	$11,685,873
Accounts receivable – trade	1,086,050	968,955
Accounts receivable – joint interest billing	152,987	223,885
Prepaid expenses and other current assets, net	67,520	44,810
Total current assets	5,545,341	12,923,523

Oil and gas properties, net	41,678,828	58,486,140
Other property and equipment, net	172,491	283,571
Investment in limited partnership	3,151,823	6,398,729
Other assets	14,200	14,200

TOTAL ASSETS	$50,562,683	$78,106,163

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$430,782	$834,711
Undistributed revenue and royalties	1,174,500	1,053,520
Accrued expenses	205,552	349,028
Drilling advances	26,551	109,417
Total current liabilities	1,837,385	2,346,676

Asset retirement obligations	641,066	883,779
Total liabilities	2,478,451	3,230,455
Commitments & contingencies	-	-
Members’ equity	48,084,232	74,875,708

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$50,562,683	$78,106,163

The accompanying notes are an integral part of these consolidated financial statements.

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PETRODOME ENERGY, LLC CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	As Restated	As Restated
	2016	2015

Revenues
Oil and gas sales	$10,360,645	$15,804,892

Costs and expenses
Lease operating expense	2,261,089	4,570,417
Production taxes	759,821	1,085,515
Provision for bad debts	193,311	741,928
Depreciation, depletion and amortization	9,765,742	25,612,114
Impairment of oil and gas properties	8,463,290	65,198,020
General and administrative	6,615,016	3,397,420
Accretion of asset retirement obligations	25,237	87,169
Other expense	330	1,747
Total costs and expenses	28,083,836	100,694,330

Loss from operations	(17,723,191)	(84,889,438)

Other income (loss)
(Loss) gain on settlement of asset retirement obligation	(513,734)	302,786
COPAS overhead fees charged on well operation	133,745	155,343
Interest income	-	1,209
Equity in loss of limited partnership	(3,246,906)	(1,215,324)
Other income	550,878	756,513
Total other income (loss)	(3,076,017)	527

Loss before state income taxes	(20,799,208)	(84,888,911)
State income tax expense	268	19,389

NET LOSS	$(20,799,476)	$(84,908,300)

The accompanying notes are an integral part of these consolidated financial statements.

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PETRODOME ENERGY, LLC CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

Members’
Equity

BALANCE AT DECEMBER 31, 2014	$151,159,955

Contributions	8,624,053

Net loss	(84,908,300)

BALANCE AT DECEMBER 31, 2015, AS RESTATED (NOTE 2)	74,875,708

Contributions	4,008,000

Distributions	(10,000,000)

Net loss	(20,799,476)

BALANCE AT DECEMBER 31, 2016, AS RESTATED (NOTE 2)	$48,084,232

The accompanying notes are an integral part of these consolidated financial statements.

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PETRODOME ENERGY, LLC CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2016 AND 2015

	As Restated	As Restated
	2016	2015

Cash flows from operating activities
Net loss	$(20,799,476)	$(84,908,300)
Adjustments to reconcile net loss to net cash from
operating activities:
Provision for bad debts	193,311	741,928
Depreciation, depletion and amortization	9,765,742	25,612,114
Impairment of oil and gas properties	8,463,290	65,198,020
Accretion of asset retirement obligations	25,237	87,169
Settlement of asset retirement obligations	(846,508)	246,059
Loss on settlement of asset retirement obligation	513,734	(302,786)
Equity in loss of limited partnership	3,246,906	1,215,324
Changes in operating assets and liabilities:
Accounts receivable – trade	(117,095)	1,389,853
Accounts receivable – joint interest billing	70,898	128,062
Prepaid expenses and other current assets	(216,021)	(736,716)
Accounts payable	(403,929)	532,263
Undistributed revenue and royalties	120,980	30,477
Accrued expenses	(143,476)	(623,973)
Drilling advances	(82,866)	(102,363)
Net cash from operating activities	(209,273)	8,507,131

Cash flows from investing activities
Acquisitions of oil and gas properties	(1,244,064)	(11,784,112)
Acquisitions of other property and equipment	(1,752)	(9,400)
Purchase of investment in limited partnership	-	(7,614,053)
Net cash from investing activities	(1,245,816)	(19,407,565)

Cash flows from financing activities
Member contributions	4,008,000	8,624,053
Member distributions	(10,000,000)	-
Net cash from financing activities	(5,992,000)	8,624,053

Net change in cash and cash equivalents	(7,447,089)	(2,276,381)

Cash and cash equivalents, beginning of year	11,685,873	13,962,254

Cash and cash equivalents, end of year	$4,238,784	$11,685,873

Supplemental cash flow information:
State income taxes paid	$19,389	$38,528
Noncash investing and financing activities:
Net change in estimate of asset retirement obligations	$64,824	$(634,619)

The accompanying notes are an integral part of these consolidated financial statements.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Petrodome Energy, LLC (Energy) was organized under the laws of the state of Texas on February 13, 2009. In 2010, Energy was a wholly-owned subsidiary of Southport Holdings, LLC. In 2011, Southport Holdings, LLC assigned 100% of Energy to Marco, LP, Black Rhino, LP and Southport Investments, LP (collectively the “Owners”).

Energy has the following 22 wholly-owned subsidiaries (collectively the “Company”):

Legal Name	Formation Date	State of Formation

Petrodome Arctic Fox, LLC (formerly	10/05/2009
Petrodome S. Cleveland, LLC)	(Name change on 12/14/2009)	Texas
Petrodome Around The Horn, LLC	12/28/2009	Louisiana
Petrodome Bayou Choctaw, LLC	01/24/2011	Louisiana
Petrodome Bloomington, LLC	05/11/2012	Texas
Petrodome Buckeye, LLC	10/22/2009	Texas
Petrodome Dietzel, LLC	05/30/2012	Texas
Petrodome EC, LLC	05/28/2009	Texas
Petrodome East Creole, LLC	05/26/2011	Louisiana
Petrodome Liberty, LLC	05/12/2010	Texas
Petrodome Lone Star, LLC	11/09/2009	Texas
Petrodome Louisiana Pipeline, LLC	01/27/2012	Louisiana
Petrodome Maurice, LLC	06/01/2010	Texas
Petrodome Napoleonville, LLC	09/16/2011	Louisiana
Petrodome Operating, LLC	08/11/2009	Texas
Petrodome Pheasant Blessing, LLC	08/18/2009	Texas
Petrodome Pineville, LLC	01/31/2013	Mississippi
Petrodome Pintail, LLC	10/11/2010	Louisiana
Petrodome Quail Ridge, LLC	08/17/2011	Texas
Petrodome Rio Ranch, LLC	08/18/2009	Texas
Petrodome St. Gabriel II, LLC (formerly	06/01/2011
Petrodome Plumb Bob, LLC)	(Name change on 06/24/2011)	Louisiana
Petrodome Thunderbolt, LLC	05/09/2013	Texas
Petrodome Welder, LLC	12/5/2014	Texas
Petrodome Wharton, LLC	06/30/2009	Texas

The Company is engaged in the acquisition, exploration, development and operation of oil and gas properties for the production of crude oil and natural gas from underground reservoirs. The Company has both operated and nonoperated properties located onshore in Texas, Louisiana and Mississippi, in state waters in Louisiana and in federal waters.

Basis of Presentation – The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Basis of Consolidation – The consolidated financial statements include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

Use of Estimates – The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, as well as certain financial statement disclosures. Actual results could differ from these estimates.

Significant estimates include, but are not limited to, the assumptions used to calculate depreciation, depletion and amortization, the ceiling test calculation, asset retirement obligations (ARO), discounted future net cash flows from proven reserves, and the collectability of accounts receivable. Because of the inherent uncertainties in these estimates, it is at least reasonably possible that the estimates used will change in the near-term.

Revenue Recognition – Oil and gas sales result from undivided interests held by the Company in oil and gas properties. Sales of oil and gas produced from oil and gas operations are recognized when the product is delivered to the purchaser and title transfers to the purchaser. The Company uses the sales method of accounting for natural gas imbalances in those circumstances where it has under-produced or over-produced its ownership percentage in a property. Under this method, a receivable or liability is recognized only to the extent that an imbalance cannot be recouped from the reserves in the underlying properties. The Company had no aggregate imbalance positions as of December 31, 2016 and 2015.

Cash and Cash Equivalents – The Company considers all highly liquid instruments purchased with an original maturity date of three months or less to be cash and cash equivalents.

Accounts Receivable – The Company records receivables when revenues are recorded or when expense reimbursement is due. Accounts receivable consist primarily of trade receivables from oil and gas sales and amounts due from other working interest owners whom have been billed for their proportionate share of well costs. The Company typically has the right to withhold future revenue disbursements to recover outstanding joint interest billings on outstanding receivables from joint interest owners. The Company performs an analysis of specific customers to determine if an allowance for doubtful accounts is necessary. As of December 31, 2016 and 2015, the allowance for doubtful accounts totaled $-0- and $603,830, respectively.

Oil and Gas Properties – The Company follows the full cost accounting method to account for oil and natural gas properties, whereby costs incurred in the acquisition, exploration and development of oil and gas reserves are capitalized. Such costs include lease acquisition, geological and geophysical activities, rentals on nonproducing leases, drilling, completing and equipping of oil and gas wells, and administrative costs directly attributable to those activities and asset retirement costs. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capital costs and proved reserves of oil and gas, in which case the gain or loss is recognized to income.

The Company categorizes its full cost pools as costs subject to amortization and costs not being amortized. The sum of net capitalized costs subject to amortization, including estimated future development and abandonment costs, are amortized using the unit-of-production method.

The costs associated with unevaluated and unproved properties, initially excluded from the amortization base, relate to unproved leasehold acreage, wells and production facilities in progress and wells pending determination of the existence of proved reserves. Unproved leasehold costs are transferred to the amortization base with the costs of drilling the related well once a determination of the existence of proved reserves has been made or upon impairment of a lease. Costs associated with wells in progress and completed wells that have yet to be evaluated are transferred to the amortization base once a determination is made whether or not proved reserves can be assigned to the property. Costs of dry wells are transferred to the amortization base immediately upon determination that the well is unsuccessful.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

All items classified as unproved property are assessed on an annual basis for possible impairment or reduction in value. Properties are assessed on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of various factors, including, but not limited to, the following: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; assignment of proved reserves; and economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and become subject to amortization.

Given the volatility of oil and gas prices, it is reasonably possible that the estimate of discounted future net cash flows from proved oil and gas reserves could change in the near-term. If oil and gas prices decline in the future, even if only for a short period of time, it is possible that impairments of oil and gas properties could occur. In addition, it is reasonably possible that impairments could occur if costs are incurred in excess of any increases in the present value of future net cash flows from proved oil and gas reserves, or if properties are sold for proceeds less than the discounted present value of the related proved oil and gas reserves.

Under full cost accounting rules for each cost center, capitalized costs of evaluated oil and gas properties, including asset retirement costs, less accumulated amortization, may not exceed an amount (the “cost ceiling”) equal to the sum of (a) the present value of future net cash flows from estimated production of proved oil and gas reserves, based on current economic and operating conditions, discounted at 10%, plus (b) the cost of properties not being amortized, plus (c) the lower of cost or estimated fair value of any unproved properties included in the costs being amortized, less (d) any income tax effects related to differences between the book and tax basis of the properties involved. If capitalized costs exceed this limit, the excess is charged to earnings.

Other Property and Equipment – Other property and equipment are stated at cost less accumulated depreciation, which is provided using the straight-line method over the estimated useful lives of the individual assets, ranging from three to seven years. Renewals and improvements are capitalized if they extend the useful life of the asset. Leasehold improvements are depreciated over the shorter of their estimated useful lives or the life of the lease plus anticipated extensions.

Undistributed Revenue and Royalties – The Company records a liability for cash collected from oil and gas sales that have not been distributed. The amounts get distributed in accordance with the working interests of the respective owners.

Drilling Advances – Advances received from joint interest owners are recorded as a liability; these advances will be applied toward the payment of drilling costs expected to be incurred in the subsequent year. As of December 31, 2016, and 2015, the Company had received drilling advances totaling $26,551 and $109,417, respectively.

Asset Retirement Obligations – The Company records a liability for ARO associated with its oil and gas wells when those assets are placed in service. The corresponding cost is capitalized as an asset and included in the carrying amount of oil and gas properties and is depleted over the useful life of the properties. Subsequently, the ARO liability is accreted to its then-present value.

Inherent in the fair value calculation of an ARO are numerous assumptions and judgments including the ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement, and changes in the legal, regulatory, environmental and political environments. To the extent future revisions to these assumptions impact the fair value of the existing ARO liability, a corresponding adjustment is made to the oil and gas property balance. Settlements greater than or less than amounts accrued as ARO are recorded as a gain or loss upon settlement.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

Fair Value Measurements – Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. The three levels of the fair value hierarchy used to measure fair value are described as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities or other inputs that can be corroborated by observable market data.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of a particular input to the fair value measurement requires judgement and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The Company’s nonrecurring fair value measurement includes ARO as described in Note 3. The Company determines the estimated fair value of its retirement obligations by calculating the present value of estimated cash flows related to plugging and abandonment liabilities using Level 3 inputs. The significant inputs used to calculate such liabilities include estimates of costs to be incurred, the Company’s credit adjusted discount rates, inflation rates and estimated dates of abandonment.

Income Taxes – The Company is a limited liability company and is taxed as a partnership under the Internal Revenue Code. In lieu of corporate income taxes, the Company’s members are taxed on their proportionate share of taxable income.

Uncertain tax positions are recognized in the financial statements only if that position is more-likely-than-not of being sustained upon examination by taxing authorities, based on the technical merits of the position. There were no uncertain tax positions for 2016 and 2015. The Company recognizes interest and penalties related to uncertain tax positions in earnings in the year incurred.

The Company files income tax returns in the U.S. federal jurisdiction and three state jurisdictions. Revenue recognized by the Company and subject to the state of Louisiana taxes is liable to owners and not the Company. During 2016 and 2015, the Company incurred $268 and $19,389, respectively, of Texas state franchise taxes which are included in accrued expenses. During 2016 and 2015, revenue recognized by the Company and subject to the state of Mississippi income taxes did not exceed drilling costs and, therefore, there were no state taxes due.

Concentration of Credit Risk – Financial instruments that potentially subject the Company to a significant concentration of credit risk consist principally of cash and cash equivalents, sales, accounts receivable and accounts payable. At times, the Company maintains deposits in federally insured financial institutions in excess of federally insured limits. Management monitors the credit ratings and concentration of risk on a continuing basis to safeguard cash deposits.

During 2016, sales to two customers accounted for approximately 66% of total Company sales. During 2015, sales to three customers accounted for approximately 57% of total company sales. At December 31, 2016, the Company had two customers that accounted for approximately 64% of the accounts receivable – trade balance.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

At December 31, 2015, the Company had four customers that accounted for approximately 87% of the accounts receivable – trade balance. The Company does not believe the loss of any single purchaser would materially impact its operating results, as oil and gas are fungible products with well-established markets and numerous purchasers.

There were no concentrations in purchases during 2016 or 2015. At December 31, 2016, the Company had three vendors whose purchases accounted for approximately 85% of total accounts payable. At December 31, 2015, the Company had one vendor whose purchases accounted for approximately 35% of total accounts payable. The Company does not believe the loss of any single vendor would materially impact its operating results, as the oil and gas industry is a well-established market and there are many product and service providers available.

Recently Issued Accounting Pronouncements – In August 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2015-14, Revenue From Contracts With Customers (Topic 606): Deferral of the Effective Date, which deferred the effective date of ASU No. 2014-09 for all entities by one year. Therefore, ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2018, for nonpublic entities. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016. The Company is evaluating the effect this new accounting standard will have on its financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The ASU will require most leases to be recognized on the consolidated balance sheets as lease assets and lease liabilities and will require both quantitative and qualitative disclosures regarding key information about leasing arrangements. Lessor accounting is largely unchanged. The guidance is effective beginning after December 15, 2019, for nonpublic companies. The standard may be early adopted and requires a modified retrospective transition approach to apply. The Company is evaluating the effect this new accounting standard will have on its financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This update provides guidance on how to record eight specific cash flow issues, and how the predominant principle should be applied when cash receipts and cash payments have more than one class of cash flows. This standard is effective for fiscal years beginning after December 15, 2018 and interim periods beginning after December 15, 2019, with early adoption permitted. Adoption will be applied retrospectively to all periods presented. The Company is evaluating the effect this new accounting standard will have on its financial statements and related disclosures.

Reclassifications – Certain reclassifications have been made to prior period financial statements to conform to current period presentation. These reclassifications had no impact on the net operations of the Company.

NOTE 2 – RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

The Company discovered that an investment in a limited partnership was not correctly recorded as of December 31, 2016 and 2015 (see Note 6). Previously issued financial statements understated the investment in limited partnership, members’ equity, and net loss during the year. Accordingly, the Company restated its consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended. The restatement did not have a cumulative effect on members’ equity at December 31, 2014.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

The effect of the restatement on results of operations and financial position as of and for the years ended December 31, 2016 and 2015 are as follows:

	As Previously	As
	Reported	Restated
Consolidated balance sheet – 2016
Investment in limited partnership	$-	$3,151,823
Total assets	$47,410,860	$50,562,683
Members’ equity	$44,932,409	$48,084,232
Total liabilities and members’ equity	$47,410,860	$50,562,683

Consolidated balance sheet – 2015
Investment in limited partnership	$-	$6,398,729
Total assets	$71,707,434	$78,106,163
Members’ equity	$68,476,979	$74,875,708
Total liabilities and members’ equity	$71,707,434	$78,106,163

Consolidated statement of operations – 2016
Equity in loss of limited partnership	$-	$(3,246,906)
Total other income (loss)	$170,889	$(3,076,017)
Net loss	$(17,552,570)	$(20,799,476)

Consolidated statement of operations – 2015
Equity in loss of limited partnership	$-	$(1,215,324)
Total other income	$1,215,851	$527
Net loss	$(83,692,976)	$(84,908,300)

Consolidated changes in members’ equity – 2016
Net loss	$(17,552,570)	$(20,799,476)
Balance at December 31, 2016	$44,932,409	$48,084,232

Consolidated changes in members’ equity – 2015
Contributions	$1,010,000	$8,624,053
Net loss	$(83,692,976)	$(84,908,300)
Balance at December 31, 2015	$68,476,979	$74,875,708

Consolidated statement of cash flows – 2016
Net loss	$(17,552,570)	$(20,799,476)
Equity in loss of limited partnership	$-	$(3,246,906)

Consolidated statement of cash flows – 2015
Net loss	$(83,692,976)	$(84,908,300)
Equity in loss of limited partnership	$-	$(1,215,324)
Purchase of investment in limited partnership	$-	$(7,614,053)
Net cash from investing activities	$(11,793,512)	$(19,407,565)
Member contributions	$1,010,000	$8,624,053
Net cash from financing activities	$1,010,000	$8,624,053

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

NOTE 3 – OIL AND GAS PROPERTIES

Oil and gas properties consisted of the following at December 31:

	2016	2015

Oil and gas properties
Properties being amortized	$230,534,527	$230,551,624
Properties not subject to amortization	6,033,188	4,707,202
	236,567,715	235,258,826
Less: accumulated depreciation, depletion, amortization,
and impairment of oil and gas properties	(194,888,887)	(176,772,686)

Total oil and gas properties, net	$41,678,828	$58,486,140

Depreciation, depletion and amortization expense on oil and gas properties for 2016 and 2015 totaled $9,652,910 and $25,476,171, respectively. The 2016 and 2015 ceiling tests resulted in impairment expenses of oil and gas properties of $8,463,290 and $65,198,020, respectively.

NOTE 4 – ASSET RETIREMENT OBLIGATIONS

ARO with retiring tangible long-lived assets are recognized as a liability in the period in which a legal obligation is incurred and becomes determinable and are classified as current or long-term depending on when the obligation is reasonably expected to occur. The fair value of ARO liabilities has been calculated using an expected present value technique. When the liability is initially recorded, the Company increases the carrying amount of the related long-lived asset. The asset retirement liability is accreted to its present value each period and the capitalized asset retirement cost is depleted as a component of the full cost pool using the units-of-production method. Upon settlement of the liability, the Company either settles the obligation for its recorded amount or incurs a gain or loss upon settlement if the amount differs from the liability recorded. Significant inputs to the valuation include estimates of: (i) plugging and abandonment costs per well based on existing regulatory requirements; (ii) remaining life per well; (iii) future inflation factors (3.0% for 2016 and 2015); and (iv) a credit-adjusted risk-free interest rate (average of 10.0% for 2016 and 2015). These inputs require significant judgments and estimates by the Company’s management at the time of the valuation and are the most sensitive and subject to change.

Amounts recorded related to ARO during 2016 and 2015 are as follows:

	2016	2015

Asset retirement obligations at beginning of year	$883,779	$1,487,956
Retirement obligations incurred	-	-
Change in estimate	64,824	(634,619)
Accretion expense	25,237	87,169
Settlements	(332,774)	(56,727)

Total asset retirement obligations at end of year	$641,066	$883,779

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

Revisions to estimates represent changes to the expected amount and timing of payments to settle ARO. These changes primarily result from obtaining new information about the timing of the obligations to plug natural gas and oil wells and the costs to do so.

NOTE 5 – OTHER PROPERTY AND EQUIPMENT

Other property and equipment consisted of the following at December 31:

	2016	2015

Property and equipment
Furniture and fixtures	$144,901	$144,901
Computer equipment and software	493,033	491,282
Leasehold improvements	624,039	624,039
	1,261,973	1,260,222
Less: accumulated depreciation	(1,089,482)	(976,651)

Total other property and equipment, net	$172,491	$283,571

Depreciation expense on other property and equipment for 2016 and 2015 totaled $112,832 and $135,943, respectively.

NOTE 6 – INVESTMENT IN LIMITED PARTNERSHIP

In May of 2015, a wholly-owned subsidiary of the Company invested $7,614,053 for a 76% ownership interest in a limited partnership. The limited partnership is engaged in the acquisition, exploration, development and operation of oil and gas properties. The subsidiary does not have control in the limited partnership, although it has significant influence based upon certain criteria recognized by GAAP, and is therefore recorded using the equity method of accounting. The balance at December 31, 2016 and 2015 of $3,151,823 and $6,398,729, respectively, is included on the consolidated balance sheets as an equity method investment basis. The loss on equity method investment is included in other income (loss) on the consolidated statements of operations.

NOTE 7 – RELATED PARTY TRANSACTIONS

Beginning in 2015, certain executives of the Company spend a portion of their time performing management services for a third-party that is also in the oil and gas exploration business. The third-party is considered a related party due to the shared management services and due to one of the members of the Company having a financial investment in the third-party. All expenses incurred and time spent on the related party is reimbursed by the related party at cost. During 2016 and 2015, transactions with this related party totaled $140,961 and $360,273, respectively.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Drilling Commitments – Management estimates the Company’s capital requirements for the next 12 months to be approximately $2,000,000, which will include the acquisition of new lease acreage, seismic processing, salt water disposal, well equipment, and various other recompletion and capital workover project costs.

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PETRODOME ENERGY, LLC NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2016 AND 2015

Management Agreements – As of December 31, 2016 and 2015, the Company had employment agreements with members of management that have annual automatic renewals which are cancellable by either party at any time. Annual minimum amounts due under these contracts totaled $875,000 and $848,000 for 2016 and 2015, respectively.

Office Lease – In 2011, the Company entered into a noncancelable operating lease for office space which expired on May 31, 2015 and was renewed for an additional three years through May 31, 2018. Rent expense for 2016 and 2015 totaled $158,499 and $137,997, respectively. Future minimum lease payments under the lease are approximately $138,000 for 2017 and $58,000 for 2018.

Litigation – From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable. No amounts have been accrued in the financial statements with respect to any matters.

NOTE 9 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 28, 2017, except as to Note 2, which is as of September 21, 2017, the date which the financial statements were available to be issued.

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